UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 13, 2019

OMNICOMM SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-25203	11-3349762
(Commission File Number)	(IRS Employer Identification No.)

2101 W. Commercial Blvd. Suite 3500, Ft. Lauderdale, FL	33309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 473-1254

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	OMCM	OTCQX Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07   Submission of Matters to a Vote of Security Holders.

OmniComm Systems, Inc. (the “Company”, “we”, or “our”) held its Annual Meeting of Stockholders in Fort Lauderdale, Florida on June 13, 2019.  Stockholders voted on the following two proposals, which are described in detail in the Company’s proxy statement dated April 29, 2019:

1.

To elect five Directors to the Board of Directors to serve for terms expiring immediately following the Company’s annual stockholder’s meeting in 2020 and until their respective successors are duly elected and qualified.

2.	To ratify the appointment of Liggett & Webb P.A., as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

With a majority of the outstanding shares voting either by proxy or in person, our stockholders approved both proposals, with voting as follows:

Proposal 1:

Election of Directors

Name	For	Against	Abstain

Mr. Cornelis F. Wit	140,623,618	95,363	24,089,682

Mr. Randall G. Smith	140,623,313	95,668	24,089,682

Mr. Robert C. Schweitzer	134,520,410	6,198,571	24,089,682

Dr. Adam F. Cohen	134,520,410	6,198,571	24,089,682

Dr. Gary A. Shangold	134,520,410	6,198,571	24,089,682

Proposal 2:

To ratify the appointment of Liggett & Webb P.A., as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

For	Against	Abstain

179,839,648	12,500	25,652,905

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OmniComm Systems, Inc.

Date: June 14, 2019	By:	/s/ Thomas E. Vickers
Thomas E. Vickers
Chief Accounting and Financial Officer